Exhibit 4.20

[COAT OF ARMS]	PERU	Ministry of Transport and Communication	Technical Department of the Telecommunications Investment Fund
“Decade of Equal Opportunities for Women and Men” “Year of Dialogue and National Reconciliation”

FOURTEENTH ADDENDUM TO THE NON-REFUNDABLE FINANCINGAGREEMENT FOR THE PROJECT
FOR THE INSTALLATION OF BROADBAND FOR THE COMPREHENSIVE CONNECTIVITY AND SOCIAL
DEVELOPMENT OF THE AYACUCHO REGION”

This document certifies the Fourteenth Addendum to the Financing Agreement for the Project for the Installation of Broadband for the Comprehensive Connectivity and Social Development of the Ayacucho Region, executed by the Telecommunications Investment Fund, hereinafter FITEL, with Unique Taxpayer ID No. 20514935590, domiciled at Jr. Zorritos 1203, Cercado de Lima, duly represented by its Technical Secretary, Mr. Jorge Mesía Ríos, identified by his Identity Card No. 10064247, appointed by means of Ministerial Resolution No. 006- 2017-MTC/01.03, party of the first part; and GILAT NETWORKS PERÚ, S.A., with Unique Taxpayer ID No. 20600386442, duly represented by its General Manager Mr. Arieh Gad Rohrstock, identified by Foreigner’s ID No. 000105760, and its Legal Manager, Ms. Yveth Fiorella Romero Guía, identified by National ID Card No. 41358105; both domiciled for the purposes hereof at Av. Carlos Villarán N° 140, Torre "A" Interbank, Piso 12, Urb. Santa Catalina, Victoria, Lima, as granted by powers of attorney in Electronic Entry No. 13431090 of the Registry of Lima; hereinafter referred to as GILAT, party of the second part; according to the following terms and conditions:

FIRST CLAUSE: BACKGROUND

1.1.
On May 27, 2015, FITEL and GILAT executed the Financing Agreement for the Project for the Installation of Broadband for the Comprehensive Connectivity and Social Development of the Ayacucho Region, hereinafter the Financing Agreement.

1.2.
On February 26, 2016, FITEL and GILAT executed the First Addendum to the Financing Agreement, amending the Technical Specifications of the Access Network and Technical Proposal of the Regional Ayacucho Project, and adding Annexes to the Financing Agreement.

1.3.
On August 12, 2016, FITEL and GILAT executed the Second Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE by eighteen (18) months and fifteen (15) days and the Investment Period of the ACCESS NETWORK and Investment Period of the TRANSPORTATION NETWORK by twenty-two (22) months.

1.4.
On August 31, 2016, FITEL and GILAT executed the Third Addendum to the Financing Agreement, amending Appendix No. 21 of Annex 8-B of the “Technical Specifications of the Access Network” and Appendix No. 03 of Annex 8-A of the “Technical Specifications of the Transportation Network.”

1.5.
On December 13, 2016, FITEL and GILAT executed the Fourth Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE, making it twenty-one (21) months and fifteen days and the INVESTMENT PERIOD twenty-five (25) months, both for the ACCESS NETWORK and TRANSPORTATION NETWORK.

1.6.
On February 24, 2017, FITEL and GILAT executed the Fifth Addendum to the Financing Agreement, amending Item No. 3.1.3 of Annex 8-A of the “Technical Specifications of the Transportation Network” and Paragraphs I, II and VI of Appendix No. 03 of Annex 8-A of the “Technical Specifications of the Transportation Network.” It further amended Paragraph 5.9.1 of Annex 8-B of the “Technical Specifications of the Access Network” and Paragraph V of Annex 8-B of the “Technical Specifications of the Access Network.”

1.7.
On March 15, 2017, FITEL and GILAT executed the Sixth Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE and INVESTMENT PERIOD of the TRANSPORTATION NETWORK and ACCESS NETWORK, making the INSTALLATION STAGE of the TRANSPORTATION NETWORK twenty-five (25) months and fifteen (15) days and the INVESTMENT PERIOD of the Transportation Network twenty-nine (29) months. It also extended the INSTALLATION STAGE of the ACCESS NETWORK, to twenty-seven (27) months and fifteen (15) days and the INVESTMENT PERIOD of the ACCESS NETWORK by thirty-one (31) months.

1.8.
On April 27, 2017, FITEL and GILAT executed the Seventh Addendum to the Financing Agreement, amending Item No. 3.2 of Annex 8-A of the “TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, “Paragraph 14.2.1 of the Financing Agreement, and Paragraphs No. 2.2 and 15.4 of Annex 8-A of the “Technical Specifications of the Transportation Network.”

1.9.
On July 13, 2017, FITEL and GILAT executed the Eighth Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE by 3 months and the INVESTMENT PERIOD of the TRANSPORTATION NETWORK by 2 months, making the INSTALLATION STAGE of the TRANSPORTATION NETWORK twenty-eight (28) months and fifteen (15) days and the INVESTMENT PERIOD of the TRANSPORTATION NETWORK thirty-one (31) months.

1.10.
On September 12, 2017, FITEL and GILAT executed the Ninth Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE and the INVESTMENT PERIOD of the ACCESS NETWORK by five (5) months, making the INSTALLATION STAGE of the ACCESS NETWORK thirty-two (32) months and fifteen (15) days and the INVESTMENT PERIOD of the ACCESS NETWORK thirty-six (36) months.

1.11.
On October 13, 2017, FITEL and GILAT executed the Tenth Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE and INVESTMENT PERIOD of the TRANSPORTATION NETWORK by two (2) months and six (6) days, making the INSTALLATION STAGE of the TRANSPORTATION NETWORK thirty (30) months and twenty-one (21) days and the INVESTMENT PERIOD of the TRANSPORTATION NETWORK thirty-three (33) months and six (6) days.

1.12.
On November 22, 2017, FITEL and GILAT executed the Eleventh Addendum to the Financing Agreement, amending ANNEX NO. 1: BENEFICIARY LOCATIONS AND MANDATORY SUBSCRIBER INSTITUTIONS under the Financing Agreement.

1.13.
On December 19, 2017, FITEL and GILAT executed the Twelfth Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE and INVESTMENT PERIOD of the TRANSPORTATION NETWORK by two (2) months, making the INSTALLATION STAGE of the TRANSPORTATION NETWORK thirty-two (32) months and twenty-one (21) days and the INVESTMENT PERIOD of the TRANSPORTATION NETWORK thirty-five (35) months and six (6) days.

1.14.
On January 3, 2017, FITEL and GILAT executed the Thirteenth Addendum to the Financing Agreement, amending Annex No. 2 of Financing Agreement, “Technical Proposal” for the Ayacucho Project Access Network.

1.15.
By Letter GL-071-2018, received on February 8, 2018, GILAT specified that some of the events described in Letters 484-2017, GL-366-2017, GL-121-2017, GL-467-2016 and GL-261-2016, prompting the request for an extension, are still true to this day and have adversely affected the Project, and thus, based on those facts, they request an extension of the INVESTMENT PERIOD of the ACCESS NETWORK, and thereby the INSTALLATION STAGE of the ACCESS NETWORK; as well as the deadlines described in the Revised Version of the SPECIFICATIONS of the Regional Ayacucho Project, to eighteen (18) months and sixteen (16) days, the maximum delay faced by GILAT on grounds not attributable to said party.

1.16.
By Report No. 118-2018-MTC/24, received on February 12, 2018, the Project Management Department recommended an extension of six (6) months for the INSTALLATION STAGE and INVESTMENT PERIOD of the ACCESS NETWORK of the “Broadband Installation for the Full Connectivity and Social Development of the Ayacucho Region;” provided, however, that said extension shall not imply any additional disbursement other than as specified in the Financing Agreement, and not  be detrimental to the State.

1.17.	Through Report No. 120-2018-MTC/24, dated February 12, 2018, FITEL’s Legal Department found it to be lawful to extend the term of the Financing Agreement, as outlined above in this Addendum.

1.18.
By Board Resolution No. 035-2008/FITEL, the FITEL Board of Directors granted to the FITEL Technical Secretary the power to amend contracts as to extensions, provided that they do not imply any additional disbursements by FITEL.

SECOND CLAUSE: PURPOSE OF THE ADDENDUM

This Addendum is aimed at amending Paragraphs 2.15 and 2.29 of Second Clause and Paragraph 6.2 of the Sixth Clause under the Financing Agreement, as follows:

“SECOND CLAUSE: DEFINITIONS

(...)

2.15
INSTALLATION STAGE: This is the time during which THE CONTRACTED PARTY deploys the infrastructure, equipment and other elements of the ACCESS NETWORK and TRANSPORT NETWORK, in compliance with the provisions established in the TECHNICAL SPECIFICATIONS. The maximum term for this stage shall be 32 months and 21 days for the TRANSPORTATION NETWORK and 38 months and 15 days for the ACCESS NETWORK, as from the CLOSING DATE.

(...)

2.29
INVESTMENT PERIOD OF THE ACCESS NETWORK: This stands for the period of up to forty-two (42) months as from the CLOSING DATE, comprising activities for the INSTALLATION STAGE, as well as  installation compliance activities, under the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, culminating in the execution of the CERTIFICATE OF COMPLIANCE OF FACILITIES AND SERVICE TESTS OF THE ACCESS NETWORK.”

(…)

“SIXTH CLAUSE: DURATION OF THE FINANCING AGREEMENT

(...)

6.2.
The INVESTMENT PERIOD OF THE ACCESS NETWORK shall be up to forty-two (42) months and the INVESTMENT PERIOD OF THE TRANSPORTATION NETWORK shall be up to thirty-five (35) months and 6 days, as from the day after the CLOSING DATE. However, it may be extended following approval by FITEL, and finalized through an addendum to this FINANCING AGREMENT.

(...)

THIRD CLAUSE: ENTIRE AGREEMENT

3.1.
The parties hereby agree that the amendments contained in this addendum shall not apply to other terms specified in the Financing Agreement and shall not require any additional disbursement other than as set forth in said agreement.

3.2.	The parties hereby agree that the remaining terms and conditions of the Financing Agreement remain in full force.

Signed in the city of Lima, on February 12, 2018, in two equal copies.

[SIGNATURE] Mr. Jorge E. Mesia Ríos Technical Secretary Telecommunications Investment Fund FITEL	[SIGNATURE] GILAT
[SIGNATURE] GILAT